Exhibit 99.1
DRAFT 4/25/08
NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT:	Rusty LaForge
SVP, Director of Investor Relations
(214) 360-1967
GUARANTY FINANCIAL GROUP INC. REPORTS
FIRST QUARTER 2008 RESULTS
AUSTIN, TEXAS, April 29, 2008—Guaranty Financial Group Inc. (NYSE: GFG) (“Guaranty”) today reported a net loss of $10 million or $0.28 loss per share for the first quarter 2008 compared to $27 million net income for the first quarter 2007. Results include $60 million higher provision for credit loss in first quarter 2008 compared to first quarter 2007.
“While we remain excited about completing our first quarter as an independent publicly-traded company, it coincided with one of the most difficult times for our industry,” said Ken Dubuque, Guaranty’s President and Chief Executive Officer. “Our employees, management, and board of directors are focused on near-term strategies related to credit, costs and capital, which will lead us through these challenging times until we can further our long-term growth strategy, which we discussed at the end of the last quarter. As the second largest publicly-traded financial institution holding company headquartered in Texas, Guaranty is positioned well to execute this strategy.”
Net interest income was $98 million for the first quarter 2008, an increase of 3% from the first quarter 2007, principally as a result of growth in the commercial loan portfolio. Net interest margin for the first quarter 2008 was 2.49% compared to 2.56% for the first quarter 2007, remaining relatively stable despite significant recent movements in short-term market rates and shifts in the yield curve.
Provision for credit losses was $58 million for the first quarter 2008 compared to a $2 million credit for net recoveries for the first quarter 2007. The higher provision for credit losses was principally a result of continued weakness in single-family construction markets, particularly in northern and central California. Ron Murff, Guaranty’s Chief Financial Officer, added: “Market conditions certainly continued to deteriorate in first quarter 2008. We experienced continued increases in non-performing loans in the first quarter, principally out of our homebuilder portfolio. We have increased our allowance for loan losses from $71 million at March 31, 2007 to $172 million at March 31, 2008, which increased our allowance as a percentage of total loans from ..74% to 1.67% during that same period. However, during that time frame of increasing reserves by more than $100 million, actual net charge-offs were only $7 million. While we do not anticipate a recovery of the housing market in the near term, we believe that at this time we are appropriately reserved.”

Noninterest income was $42 million for the first quarter 2008, an increase of 8% from the first quarter 2007, principally as a result of increased fixed annuity sales commissions, and increased fees and service charges on deposits. Insurance commissions and fees including fixed annuity sales were $19 million for the first quarter 2008, an increase of 19% from the first quarter 2007. Service charges on deposits increased 8% to $13 million in the first quarter 2008 from $12 million in the first quarter 2007.
Noninterest expense was $99 million for the first quarter 2008, an increase of 6% from the first quarter 2007. A significant portion of this increase related to increased costs associated with operating as a stand-alone company following the late 2007 spin-off from Temple-Inland Inc.
Guaranty undertook an efficiency review during the first quarter 2008, which resulted in the elimination of 135 jobs. “We conducted a complete review of the company and identified several areas in which the company could operate more efficiently without affecting the premium level of service that we provide to customers,” said Mr. Robert Greenwood, Guaranty’s Chief Administrative Officer. “In addition to reducing our total work force by more than 5%, we are implementing other improvements in efficiency and productivity. As a newly independent public company, and in light of the difficult economic environment, the need to be as lean as possible is even more important today.”
Loans net of allowance increased from $9.6 billion at March 31, 2007 to $10.1 billion at March 31, 2008. “The strong and growing commercial lending portfolios continue to offset run-off in the single-family mortgage portfolio as well as the declining homebuilder loan portfolio,” noted Mr. Kevin Hanigan, Guaranty’s Chief Banking Officer. “Our decision to exit the retail mortgage banking business in 2004 and 2005 has allowed Guaranty to avoid some of the issues facing other financial institutions in this environment, but we also have our own challenges. As a part of the internal reorganization completed during the first quarter, we have a group of experienced lenders focused on homebuilder and other loans that need special attention, and they are aggressively identifying emerging problem loans early so that we can minimize losses.”
The carrying value of the investment portfolio decreased from $5.5 billion at December 31, 2007 to $4.9 billion at March 31, 2008. Approximately $419 million of this decline was a result of unrealized losses within securities categorized as available-for-sale, and the remaining approximately $200 million decline was a result of principal reduction and payoffs. This portfolio consists of agency and non-agency mortgage-backed securities, none of which are secured by sub-prime collateral, all of which remain triple-A rated, with significant levels of subordination as credit enhancement. Guaranty has not purchased and does not hold any non-agency securities that rely on support from bond insurers. Securities market conditions weakened considerably in the first quarter, and the unrealized losses on the entire portfolio of securities increased to nearly $1.1 billion, none of which were considered other than temporary impairments or recognized in earnings.
Total deposits decreased slightly from $9.4 billion at December 31, 2007 to $9.2 billion at March 31, 2008. Guaranty Bank gathers deposits from its commercial customers and through its network of approximately 160 branches located in Texas and California. Total non-deposit investment product sales for the first quarter 2008 increased by more than 50% over the first quarter 2007, to $190 million for the quarter, principally as a result of cross-selling efforts directed at withdrawing depositors.
Guaranty will host a conference call at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on April 29, 2008, to discuss financial results for first quarter 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Guaranty’s Internet site at www.guarantygroup.com. To access the conference call, listeners calling from the United States should dial 1-866-700-5192 at least 15 minutes prior to the start of the call. Those wishing to access the call from outside the United States should dial 1-617-213-8833. The passcode is 64974351. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in the United States and at 1-617-801-6888 outside the United States. The passcode for the replay is 16393614.
Guaranty Financial Group Inc. is the second largest publicly-traded financial institution holding company headquartered in Texas and one of the 50 largest publicly-traded financial institution holding companies based in the U.S. ranked by asset size. Guaranty Financial Group operates Guaranty Bank, which engages in consumer and business banking activities through a network of more than 150 banking centers in Texas and California. Guaranty Bank also provides financing to middle market companies, independent energy producers, and the real estate industry. Additionally, Guaranty Bank operates an insurance agency, Guaranty Insurance Services, Inc.
Some statements made in this news release [and any hyperlinked materials] may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward-

looking statements. These forward-looking statements involve risks and uncertainties. Guaranty’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to becoming a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; economic conditions affecting real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of our business following a merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the separation and distribution agreement between us and Temple-Inland Inc.
Other risks are detailed in our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission. Readers may access our reports filed with the Securities and Exchange Commission at www.sec.gov. Guaranty disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GUARANTY FINANCIAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
	(In millions, except per share)
INTEREST INCOME
Loans and loans held for sale	$151	$173	$179	$175	$171
Securities available-for-sale	27	28	16	10	8
Securities held-to-maturity	47	50	53	57	60
Federal Home Loan Bank stock dividends	3	3	2	3	4
Other earning assets	—	1	1	2	—

Total interest income	228	255	251	247	243

INTEREST EXPENSE
Deposits	(76)	(84)	(88)	(86)	(83)
Borrowed funds	(54)	(69)	(64)	(66)	(65)

Total interest expense	(130)	(153)	(152)	(152)	(148)

NET INTEREST INCOME	98	102	99	95	95
(Provision) credit for credit losses	(58)	(33)	(19)	—	2

NET INTEREST INCOME AFTER (PROVISION) CREDIT FOR CREDIT LOSSES	40	69	80	95	97

NONINTEREST INCOME
Insurance commissions and fees	19	18	18	16	16
Service charges on deposits	13	14	14	13	12
Operating lease income	2	2	1	2	2
Other	8	4	9	7	9

Total noninterest income	42	38	42	38	39

NONINTEREST EXPENSE
Compensation and benefits	(51)	(45)	(45)	(43)	(48)
Occupancy	(8)	(8)	(7)	(7)	(6)
Information systems and technology	(5)	(3)	(4)	(4)	(3)
Other	(35)	(39)	(34)	(40)	(36)

Total noninterest expense	(99)	(95)	(90)	(94)	(93)

(LOSS) INCOME BEFORE TAXES	(17)	12	32	39	43
Income tax benefit (expense)	7	(6)	(11)	(15)	(16)

NET (LOSS) INCOME	$(10)	$6	$21	$24	$27

(LOSS) EARNINGS PER SHARE:
Basic	$(0.28)	$0.17	n/a	n/a	n/a
Diluted	$(0.28)	$0.17	n/a	n/a	n/a
AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	35.5	35.4	n/a	n/a	n/a
Diluted	35.5	36.1	n/a	n/a	n/a

GUARANTY FINANCIAL GROUP INC.
CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
	(In millions)
ASSETS
Cash and cash equivalents	$181	$277	$197	$286	$208
Restricted cash	105	107	—	—	—
Loans held for sale	12	16	19	20	23
Loans, net of allowance for losses	10,099	9,928	9,561	9,470	9,575
Securities available-for-sale	1,487	1,882	1,970	888	502
Securities held-to-maturity	3,440	3,642	3,851	4,192	4,608
Investment in Federal Home Loan Bank stock	251	256	224	211	208
Property and equipment, net	234	233	222	222	224
Accounts, notes, and accrued interest receivable	90	97	107	103	107
Goodwill	144	144	144	141	141
Other intangible assets	25	26	27	23	25
Deferred income taxes	222	72	43	34	29
Other assets	133	116	122	106	91

TOTAL ASSETS	$16,423	$16,796	$16,487	$15,696	$15,741

LIABILITIES AND EQUITY
Deposits	$9,248	$9,375	$9,376	$9,532	$9,494
Federal Home Loan Bank borrowings	5,732	5,743	5,075	4,582	4,324
Obligations to settle trade date securities	—	—	435	—	—
Other liabilities	136	125	141	133	154
Subordinated debentures and other borrowings	101	101	101	101	141
Subordinated notes payable to trust	314	314	314	314	314
Preferred stock issued by subsidiaries	—	—	—	—	305

TOTAL LIABILITIES	15,531	15,658	15,442	14,662	14,732

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 25 million shares authorized, none issued	—	—	—	—	—
Common stock, par value $1 per share, 200 million shares authorized, 37.3 million shares issued	37	35	35	35	35
Additional paid-in capital	901	902	793	790	788
Retained earnings	226	236	230	209	185
Accumulated other comprehensive income (loss)	(272)	(35)	(13)	—	1

TOTAL STOCKHOLDERS’ EQUITY	892	1,138	1,045	1,034	1,009

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,423	$16,796	$16,487	$15,696	$15,741

GUARANTY FINANCIAL GROUP INC.
Selected Ratios and Other Data (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
	(Dollars in millions except per share data)
For the quarter:
Net interest income	$98	$102	$99	$95	$95
(Provision) credit for credit losses	(58)	(33)	(19)	—	2
Net (loss) income	(10)	6	21	24	27
Net (charge-offs) recoveries	(2)	(6)	—	1	8
Return on average assets	(0.24)%	0.15%	0.53%	0.61%	0.69%
Return on average stockholders’ equity	(3.65)%	2.28%	8.06%	9.38%	10.51%
Net interest margin	2.49%	2.59%	2.65%	2.55%	2.56%
Quarter-end:
Loans, net	$10,099	$9,928	$9,561	$9,470	$9,575
Non-performing assets	284	179	130	36	36
Non-performing assets ratio	2.76%	1.78%	1.35%	0.38%	0.37%
Capital/Equity:
Guaranty Bank tier 1 leverage ratio	7.58%	7.74%	7.79%	8.07%	7.86%
Guaranty Bank tier 1 risk-based ratio	9.38%	9.63%	9.94%	10.00%	9.97%
Guaranty Bank total risk-based capital ratio	10.61%	10.54%	10.68%	10.61%	10.58%
Tangible equity/tangible assets	4.45%	5.82%	5.36%	5.60%	5.41%
Tangible equity per common share	$19.38	$27.36	n/a	n/a	n/a
Credit reserves:
Allowance for loan losses	$172	$118	$91	$72	$71
Allowance for loan losses to total loans	1.67%	1.17%	0.94%	0.75%	0.74%
Allowance for loan losses to non-performing loans	66%	71%	75%	248%	257%
Total deposits	$9,248	$9,375	$9,376	$9,532	$9,494
Average interest-bearing deposits	8,588	8,609	8,794	8,777	8,631
Total branches	158	158	159	156	153

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Loan portfolio:	(In millions)
Single-family mortgage	$1,572	$1,672	$1,783	$1,915	$2,131
Single-family mortgage warehouse	869	695	496	583	688
Single-family construction	1,341	1,510	1,785	1,817	1,768
Multifamily and senior housing	1,752	1,541	1,338	1,270	1,243
Commercial real estate	1,800	1,674	1,647	1,519	1,356
Commercial and business	1,349	1,340	1,158	1,086	1,041
Energy	1,434	1,470	1,316	1,218	1,283
Consumer and other	154	144	129	134	136

Total loans	10,271	10,046	9,652	9,542	9,646
Less allowance for loan losses	(172)	(118)	(91)	(72)	(71)

Loans, net	$10,099	$9,928	$9,561	$9,470	$9,575

GUARANTY FINANCIAL GROUP INC.
Average Balance Sheet (unaudited)

	For the Three Months Ended March 31,
	2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash equivalents	$64	$—	3.36%	$93	$—	5.03%
Loans held for sale	9	—	6.58%	21	—	7.61%
Loans	9,962	151	6.04%	9,454	171	7.22%
Securities	5,426	74	5.49%	5,100	68	5.32%
Investments in Federal Home Loan Bank stock	251	3	4.26%	225	4	6.24%

Total earning assets	15,712	$228	5.81%	14,893	$243	6.54%
Unrealized loss (gain) on available-for- sale securities	(57)			2
Other assets	828			763

Total assets	$16,483			$15,658

LIABILITIES AND EQUITY
Interest-bearing deposits:
Interest-bearing demand	$3,674	$22	2.43%	$3,470	23	2.69%
Savings deposits	173	—	0.72%	192	—	0.70%
Certificates of deposit	4,741	54	4.54%	4,969	60	4.79%

Total interest-bearing deposits	8,588	76	3.56%	8,631	83	3.85%

Short-term Federal Home Loan Bank borrowings	4,732	39	3.26%	3,440	45	5.22%
Long-term Federal Home Loan Bank borrowings	780	8	4.20%	1,098	10	3.59%
Subordinated debentures and other borrowings	106	2	8.48%	106	2	8.13%
Subordinated notes payable to trust	314	5	6.34%	161	3	6.50%
Preferred stock issued by subsidiaries	—	—	0.00%	308	5	7.10%

Total borrowings	5,932	54	3.64%	5,113	65	5.08%

Total interest-bearing liabilities	14,520	$130	3.59%	13,744	$148	4.31%

Interest rate spread			2.22%			2.23%
Noninterest-bearing demand deposits	674			720
Other liabilities	194			166
Stockholders’ equity	1,095			1,028

Total liabilities and stockholders’ equity	$16,483			$15,658

Impact of noninterest-bearing funds			0.27%			0.33%

Net interest income/margin		$98	2.49%		$95	2.56%